As filed with the Securities and Exchange Commission on
                    October 12, 1998      File No. 333-

                  SECURITIES AND EXCHANGE COMMISSION
                          Washington, DC  20549

                                FORM S-8
                          Registration Statement
                               Under the
                          Securities Act of 1933

                         EXTEN INDUSTRIES, INC.
                         ----------------------
           (Exact Name of Registrant as Specified in its Charter)

         State of Delaware                      52-1412493
        ------------------                      ----------
     State or Other Jurisdiction       (IRS Employer Identification No.
    of Incorporation or Organization)

        9625 Black Mountain Road, Suite 218, San Diego, CA  92126
        ---------------------------------------------------------
        (Address of Principal Executive Offices)       (Zip Code)

                     1998 STOCK COMPENSATION PLAN
             -------------------------------------------
                      (Full Title of the Plan)

 W. Gerald Newmin,9625 Black Mountain Road, Suite 218, San Diego, CA 92126
 -------------------------------------------------------------------------
                   (Name and Address of Agent for Service)

                              (619) 578-9784
                             ------------------
       (Telephone Number, Including Area Code, of Agent for Service)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following line: X

                       CALCULATION OF REGISTRATION FEE

                                         Proposed    Proposed
                                         Maximum     Maximum
Title of                      Amount     Offering    Aggregate      Amount of
securities to                 to be	      Price      Offering     Registration
be Registered               Registered   Per Share     Price           Fee
-----------------------------------------------------------------------------
Common Stock, no par value  5,000,000      $0.03     $150,000         $ 44


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (c) and (h)(1), based on the closing price of the Company's Common Stock.



     PART I

     INFORMATION REQUIRED IN THE
     SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I (plan information and registrant information) will be sent or given to employees as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

     PART II

     INFORMATION REQUIRED IN THE
     REGISTRATION STATEMENT

Item 3.          Incorporation of Certain Documents by Reference.

The following documents of Exten Industries, Inc., a Delaware corporation (the "Company"), previously filed with the Commission are incorporated herein by reference:

1.     Annual Report on Form 10-KSB for the year ended
November 30, 1997 (the " Annual Report").

2.      Quarterly Report on Form 10-QSB for the Period ended
February 28, 1998.

3.     Quarterly Report on Form 10-QSB for the Period ended
May 31, 1998.

4. The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed by the Registrant to register the Common Stock under the Exchange Act, including all amendments and reports filed for the purpose of updating such description prior to the termination of the offering of the Common Stock offered hereby.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934 (the "Exchange Act") prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into the prospectus and to be a part hereof from the date of filing of such documents.


Item 4.     Description of Securities.

The common stock of the Company, $.01 per value (the "Common
Stock"), is registered pursuant to Section 12 of the Exchange
Act, and, therefore, the description of securities is omitted.


Item 5.     Interests of Named Experts and Counsel.

None.


Item 6.     Indemnification of Directors and Officers

Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or employee benefit plan ("director"), that is made a party to any proceeding by reason of service in that capacity unless it is established that the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; or the director actually received an improper personal benefit in money, property or services; or, in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. Indemnification may be against judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director in connection with the proceeding, but if the proceeding was one by or in the right of the corporation, indemnification may not be made in respect of any proceeding in which the director shall be adjudged to be liable to the corporation. Such indemnification may not be made unless authorized for a specific proceeding after a determination has been made, in a manner prescribed by law, that indemnification is permissible in the circumstances because the director has met the applicable standard of conduct. The director must be indemnified for expenses, however, if he has been successful in the defense of the proceeding or as otherwise ordered by a court. The law also prescribes the circumstances under which a corporation may advance expenses to, or obtain insurance or similar cover for, directors.

The Company's Certificate of Incorporation provides for indemnification of the officers and directors of the Company and eliminates the liability of a director or officer to the Company or its stockholders for money damages to the fullest extent permitted by Delaware law.


Item 7.     Exemption from Registration Claimed.

Not applicable.


Item 8.     Exhibits.

See Exhibit Index appearing at sequentially numbered page 5.


Item 9.     Undertakings.

The undersigned registrant hereby undertakes:

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities
Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against pubic policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


     EXHIBIT INDEX

Exhibit                                                            Sequential
Number       Description                                            Page No.

 4.1         1998 Stock Compensation Plan of Exten Industries, Inc.,   7
             adopted as of September 7, 1998.

 5.1         Opinion of Jeffers, Wilson, Shaff & Falk, LLP.           19

23.1         Consent of J.H. Cohn LLP.                                21

23.2         Consent of Jeffers, Wilson & Shaff & Falk, LLP           19
             (included in Exhibit 5.1).

24.1         Power of Attorney (included on the Signature Page).       6

     SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on October 12, 1998.


                                    EXTEN INDUSTRIES, INC.
                                    By:  /s/ W. Gerald Newmin
                                    W. Gerald Newmin, CEO, Secretary and
                                                   Chairman of the Board

     POWER OF ATTORNEY

We, the undersigned directors of EXTEN INDUSTRIES, INC., do hereby constitute and appoint W. Gerald Newmin, our true and lawful attorney and agent, to do any and all acts and things in our name and behalf in our capacities as directors and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorney and agent may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) hereof; and we do hereby ratify and confirm all that the said attorney and agent shall do or cause to be done by virtue hereof.


Signatures            Title                       Date

/s/ W. Gerald Newmin  Chief Executive Officer,    October 12, 1998
W. Gerald Newmin      Secretary and Chairman
                      of the Board


/s/ Jerry G. Simek    President,Chief             October 12, 1998
Jerry G. Simek        Operating Officer
                      and Director


/s/ Farrest Loper     Director                    October 12, 1998
Farrest Loper



     (Exhibit 4.1)


     EXTEN INDUSTRIES, INC.
     1998 STOCK COMPENSATION PLAN

     TABLE OF CONTENTS

                                                       Page

1.     PURPOSE                                           1

2.     DEFINITIONS                                       1

3.     EFFECTIVE DATE.                                   3

4.     ADMINISTRATION.                                   3

5.     PARTICIPATION.                                    4

6.     STOCK SUBJECT TO THE PLAN.                        4

7.     PERFORMANCE AWARDS.                               4

8.     STOCK PAYMENTS.                                   5

9.     RIGHTS OF ELIGIBLE PERSONS AND BENEFICIARIES      5
       a.     Employee Status                            5
       b.     No Employment Contract                     5
       c.     Plan Not Funded                            5
       d.     Adjustment Upon Recapitalizations
               and Corporate Changes                     6
       e.     Rights as a Stockholder                    6
       f.     Deferral of Payments                       6
       g.     Acceleration of Awards                     6

10.    MISCELLANEOUS                                     7
       a.     Termination, Suspension and Amendment      7
       b.     No Fractional Shares                       7
       c.     Tax Withholding and Tax Bonuses            7
       d.     Compliance with Laws                       8
       e.     Governing Laws                             8
       f.     Securities Law Requirements                9
       g.     Execution                                 10


     EXTEN INDUSTRIES, INC.
     1998 STOCK COMPENSATION PLAN

1.     PURPOSE

The Plan is intended to provide incentive to key employees, officers and directors of, and key consultants, vendors, customers, and others who provide significant services to, the Corporation, to encourage proprietary interest in the Corporation, to encourage such key employees to remain in the employ of the Corporation and its Subsidiaries, to attract new employees with outstanding qualifications, and to afford additional incentive to consultants, vendors, customers, and others to increase their efforts in providing significant services to the Corporation.

2.     DEFINITIONS.

       a. "Award" shall mean a Performance Award or a Stock Payment granted pursuant to the Plan.

       b.     "Board" shall mean the Board of Directors of the Corporation.

       c.     "Code" shall mean the Internal Revenue Code of 1986, as amended.

       d. "Committee" shall mean the committee, if any, appointed by the Board in accordance with Section 4 of the Plan; provided, however, that the Committee shall be reconstituted to include only Non-Employee Directors if any Award is to be made to a Director or Officer.

       e. "Common Stock" shall mean the Common Stock, par value $0.01, per share par value, of the Corporation.

       f. "Corporation" shall mean Exten Industries, Inc., a Delaware corporation.

       g.     "Eligible Person" shall mean any of the following:

              i. an individual who is employed (within the meaning of the Code Section 3401 and the regulations thereunder) by the Corporation;

              ii. a service provider, consultant, customer or vendor to the Corporation; and

              iii. a non-employee director of the Corporation who is not a member of the Committee


       h.     "Event" shall mean any of the following:

              i. Any person or entity (or group of affiliated persons or entities) acquired in one or more transactions, whether before or after the effective date of the Plan, ownership of more than 50 percent of the outstanding shares of stock entitled to vote in the election of directors of the Corporation;

              ii. The dissolution or liquidation of the Corporation or a reorganization, merger or consolidation of the Corporation with one or more entities, as a result of which the Corporation is not the surviving entity, or a sale of all or substantially all of the assets of the Corporation as an entirety to another entity; or

              iii. For purposes of this definition, ownership does not include ownership (1) by a person owning such shares merely of record (such as a member of a securities exchange, a nominee or a securities depositary system), (2) by a person as a bona fide pledgee of shares prior to a default and determination to exercise powers as an owner of the shares,
                     (3) by a person who is not required to file statements on
                     Schedule 13D by virtue of Rule 13d-1(b) of the Securities and Exchange Commission under the Exchange Act, or (4) by a person who owns or holds shares as an underwriter acquired in connection with an underwritten offering pending and for purposes of resale.

       i. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

       j. "Fair Market Value" shall mean the value of one (1) Share of Common Stock, determined as follows:

              i. If the Shares are traded on an exchange, the price at which Shares traded at the close of business on the date of valuation;

              ii. If the Shares are traded over-the-counter on the NASDAQ System, the closing price if one is available, or the mean between the bid and asked prices on said System at the close of business on the date of valuation; and

              iii. If neither (i) nor (ii) applies, the fair market value as determined by the Board or the Committee in good faith. Such determination shall be conclusive and binding on all persons.

       k. "Non-Employee Director" shall have the meaning ascribed to that term in Rule 16b-3(b)(3). (17, C.F.R. 240.16b-3(b)(3).)

       l. "Participant" shall mean an Eligible Person who has received an Award under the Plan.

       m. "Performance Award" shall have the meaning ascribed to such term in Article 7.

       n. "Plan" shall mean the Exten Industries, Inc. 1998 Stock Compensation Plan, as it may be amended from time to time.

       o. "Share" shall mean one (1) share of Common Stock, adjusted in accordance with Section 9(d) of the Plan (if applicable).

       p. "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

       q. "Stock Payment" shall mean a payment in the form of Shares made in lieu of or in addition to all or any portion of the compensation.

3.     EFFECTIVE DATE.

The Plan was adopted by the Board on September 7,1998. The effective date of the Plan shall be September 7, 1998. Initially, 5,000,000 Shares of common stock have been reserved for issuance under the Plan.

4.     ADMINISTRATION.

       a. The Plan shall be administered by the Board in compliance with Rule 16b-3 of the Exchange Act ("Rule 16b-3), or by the Committee appointed by the Board, which Committee shall be constituted to permit the Plan to comply with Rule 16b-3, and which shall consist of not less than two (2) members.

       b. The Board shall appoint one of the members of the Committee, if there be one, as Chairman of the Committee.

       c. If a Committee has been appointed, the Committee shall hold meetings at such times and places as it may determine. Acts of a majority of the Committee at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

       d. The Board, or the Committee if there be one, shall from time to time at its discretion select the Eligible Persons who are to be granted Awards and determine the number of Shares to be applicable to such Award.

       e. The interpretation and construction by the Board, or by the Committee if there be one, of any provision of the Plan or of any Award granted thereunder shall be final.

       f. No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted thereunder.

       g. In addition to any right of indemnification provided by the Certificate of Incorporation or Bylaws of the Corporation, such person shall be indemnified and held harmless by the Corporation from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with any claim, suit, action or proceeding to which he may be a party by reason of any action or omission under the Plan.

       h. In the case of an award to an Eligible Person who is not an employee of the Corporation, a majority of the Committee shall determine that the value of the services to be rendered to the Corporation by such non-employee director or service provider is at least equal to the value of the Award granted.

5.     PARTICIPATION.

The Awards may be granted to such Eligible Persons as the Board or the Committee may select.

6.     STOCK SUBJECT TO THE PLAN.

       a. The stock subject to Awards granted under the Plan shall be Shares of the Corporation's authorized but unissued or reacquired Common Stock. The aggregate number of Shares which may be issued as Awards under the Plan shall not exceed 5,000,000 Shares.

       b. Any Shares withheld by the Corporation pursuant to Section 10(c) shall not be deemed to be issued. The number of withheld Shares shall be deducted from the applicable Award and shall not entitle the Participant to receive additional Shares.

       c. The limitations established by this Article 6 shall be subject to adjustment in the manner provided in Section 9(d) hereof upon the occurrence of an event specified therein.

7.     PERFORMANCE AWARDS.

One or more Performance Awards may be granted to any Eligible Person providing services to or for the Corporation. The value of such Awards may be linked to the market value, book value or other measure of the value of the Common Stock or other specific performance criteria determined appropriate by the Board or the Committee, in each case on a specified date or over any period determined by the Board or the Committee, or may be based upon the appreciation in the market value, book value or other measure of the value of a specified number of shares of Common stock over a fixed period determined by the Board or the Committee.
In making such determinations, the Board or the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the Award recipient.

8.     STOCK PAYMENTS.

The Board or the Committee may approve Stock Payments to Eligible Persons who elect to receive such payments in the manner determined from time to time by the Board or the Committee. The number of shares shall be determined by the Board or the Committee and may be based upon the Fair Market Value, book value or other measure of the value of such shares on the Award Date or on any date thereafter.

9.     RIGHTS OF ELIGIBLE PERSONS AND BENEFICIARIES

       a. Employee Status. Status as an Eligible Employee shall not be construed as a commitment that any Award will be made under the Plan to an Eligible Employee or to Eligible Employees generally.

       b. No Employment Contract. Nothing contained in the Plan (or in the Award Agreements or in any other documents related to the Plan or to Awards) shall confer upon any Eligible Person any right to join or continue in the employ of the Corporation or constitute any contract or agreement of employment, or interfere in any way with the right of the Corporation to reduce such person's compensation or to terminate the employment or other contract or arrangement of such Eligible Person, with or without cause, but nothing contained in the plan or any document related thereto shall affect any other contractual right of any Participant. Nothing contained in the Plan (or in the Award Agreements or in any other documents related to the Plan or the Awards) shall confer upon any director of the Corporation any right to continue as a director of the Corporation.

       c. Plan Not Funded. No Eligible Person or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock) of the Corporation by reason of any Award granted hereunder. There shall be no funding of any benefits which may become payable hereunder. Neither the provisions of the Plan (or of any documents related hereto), nor the creation or adoption of the Plan, nor any action taken pursuant to the provisions of the Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation and any Eligible Person. To the extent that an Eligible Person acquires a right to receive an Award hereunder, such recipient shall have no greater rights than the right of any unsecured general creditor of the Corporation. Awards payable under the Plan shall be paid in shares of Common Stock and no special or separate fund or deposit shall be established and no segregation of shares shall be made to assure payment of such Awards.

       d. Adjustment Upon Recapitalizations and Corporate Changes. If the outstanding shares of Common Stock are changed into or exchanged for cash or a different number or kind of shares or securities of the Corporation, or if the outstanding shares of the Common Stock are increased, decreased, exchanged for, or otherwise changed, or if additional shares or new or different shares or securities are distributed with respect to the outstanding shares of the Common Stock, through a reorganization or merger in which the Corporation is the surviving entity or through a combination, consolidation, recapitalization, reclassification, stock split, stock dividend, reverse stock split, stock consolidation or other capital change or adjustment, an appropriate adjustment shall be made in the number and kind of shares of other consideration that is subject to or may be delivered under the Plan and pursuant to outstanding Awards that have been announced but not yet delivered to the recipient Eligible Person pursuant to section 9(f).

       e. Rights as a Stockholder. A Eligible Person, or a transferee of a Eligible Person, shall have no rights as a stockholder with respect to any Shares covered by his or her Award until the date of the issuance of a stock certificate for such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 9(d) hereof.

       f. Deferral of Payments. The Board or the Committee may approve the deferral of any payments that may become due under the Plan. Such deferrals shall be subject to any conditions, restrictions or requirements as the Board or the Committee may determine.

       g. Acceleration of Awards. Immediately prior to the occurrence of an Event, each Award outstanding under the Plan shall be fully vested or exercisable, unless, prior to the Event, the Board or the Committee otherwise determines that there shall be no such acceleration or vesting of an Award or otherwise determines those Awards which shall be accelerated or vested and to the extent to which they shall be accelerated or vested, or that an Award shall terminate, or unless in connection with such Event the Board provides (i) for the assumption of such Awards theretofore granted, or (ii) for the substitution for such Awards of new awards covering securities or obligations (or any combination thereof) of a successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to number and kind of shares and prices, or (iii) for the payment of the Fair Market Value of the then outstanding Awards. In addition, the Board or the Committee may grant such additional rights in the foregoing circumstances as the Board or the Committee deems to be in the best interest of the recipient and the Corporation in order to preserve for the recipient the benefits of an Award. For purposes of this Section 9(g) only, Board shall mean the Board of Directors of the Corporation as constituted immediately prior to the Event. In addition, the Board may in its sole discretion accelerate vesting of any or all Awards outstanding under the Plan in circumstances under which the Board or the Committee determines such acceleration appropriate.

10.    MISCELLANEOUS

       a. Termination, Suspension and Amendment. The Board may, at any time, suspend, amend, modify or terminate the Plan (or any part thereof) and may, with the consent of an Award recipient, authorize such modifications of the terms and conditions of such recipient's Award as it shall deem advisable.

              i. No Awards under the Plan may be granted or amended during any suspension of the Plan or after its termination. The amendment, suspension or termination of the Plan shall not, without the consent of the Award recipient, alter or impair any rights or obligations pertaining to any Awards granted under the Plan prior to such amendment, suspension or termination.

              ii. Neither adoption of the Plan nor the provisions hereof shall limit the authority of the Board to adopt other plans or to authorize other payments of compensation and benefits under applicable law.

       b. No Fractional Shares. No Award or installment thereof shall be exercisable except in respect of whole shares, and fractional share interests shall be disregarded.

       c.     Tax Withholding and Tax Bonuses.

              i. Federal, state or local taxes that are subject to the withholding of tax at the source shall be withheld by the Corporation so required by applicable law.

              ii. The Corporation is entitled to require deduction from other compensation, if any, payable to each Eligible Person or, in the alternative:

                    (1) The Corporation may require the Participant to advance such sums; or

                    (2) If a Participant elects, the Corporation may withhold (or require the return of) Shares having the Fair Market Value equal to the sums required to be withheld. If the Participant elects to advance such sums directly, written notice of that election shall be delivered prior to the Award and whether pursuant to such election or pursuant to a requirement imposed by the Corporation, payment in cash or by check of such sums for taxes shall be delivered within 10 days after the Award date.

              iii. If the Participant elects to have the Corporation withhold Shares (or be entitled to the return of Shares) having a Fair Market Value equal to the sums required to be withheld, the value of the Shares to be withheld (or returned) will be equal to the Fair Market Value on the date the amount of tax to be withheld (or subject to return) is to be determined. Elections by Eligible Persons to have Shares withheld (or subject to return) for this purpose will be subject to the following restrictions:

                    (1)     the election must be made prior to the Tax Date;

                    (2)     the election must be irrevocable;

                    (3) the election will be subject to the Board's disapproval; and

                    (4) if the Participant is an "officer" within the meaning of Section 16 of the Exchange Act, the election shall be subject to such additional restrictions as the Board or the Committee may impose in an effort to secure the benefits of any regulations thereunder.

              iv. The Corporation shall not be obligated to issue shares to the Participant upon any Award exercise until such payment has been received or Shares have been withheld, unless withholding (or offset against a cash payment) as of or prior to the exercise date is sufficient to cover all such sums due or which may be due with respect to such exercise.

       d.     Compliance with Laws.

              i. The granting of Awards under the Plan is subject to such additional requirements as the Board or the Committee may impose to assure or facilitate compliance with all applicable federal and state laws, rules and regulations (including, without limitation, securities laws and margin requirements) and to such approvals by any regulatory or governmental agency which may be necessary or advisable in connection therewith.

              ii. In connection with the administration of the Plan or the grant of any Award, the Board or the Committee may impose such further limitations or conditions as in its opinion may be required or advisable to satisfy, or secure the benefits of, applicable regulatory requirements (including those rules that facilitate exemption from or compliance with the Securities Act or the Exchange Act), the requirements of any stock exchange upon which such shares or shares of the same class are then listed, and any blue sky or other securities laws applicable to such shares.


       e. Governing Laws. The Plan and all Awards granted under the Plan and the documents evidencing Awards shall be governed by, and construed in accordance with, the laws of the State of California, except as to those matters governed by the laws of the State of Delaware as the state of incorporation of the Corporation.

       f.     Securities Law Requirements.

              i. Legality of Issuance. The issuance of any Shares upon the granting of any Award shall be contingent upon the following:

                    (1) the Corporation and the Participant shall have taken all action required to register the Shares under the Securities Act of 1933, as amended (the "Act"), and to qualify the Shares under any and all applicable state securities or "blue sky" laws or regulations, or to perfect an exemption from the respective registration and qualification requirements thereof;

                    (2) any applicable listing requirement of any stock exchange on which the Common Stock is listed shall have been satisfied; and

                    (3) any other applicable provision of state or federal law shall have been satisfied.

              ii. Restrictions on Transfer. Regardless of whether the offering and sale of Shares under the Plan has been registered under the Securities Act or has been registered or qualified under the securities laws of any state, the Corporation may impose restrictions on the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Corporation and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Securities Act, the securities laws of any state or any other law, or as a condition of making the Award. In the event that the sale of Shares under the Plan is not registered under the Securities Act but an exemption is available which required and investment representation or other representation, each Participant shall be required to represent that such Shares are being acquired for investment, and not with a view to the sale or distribution thereof, and to make such other representations as are deemed necessary or appropriate by the Corporation and its counsel. Any determination by the Corporation and its counsel connection with any of the matters set forth in this Section 10(f)(ii) shall be conclusive and binding on all persons. Stock certificates evidencing Shares acquired under the Plan pursuant to an unregistered transaction shall bear the following restrictive legend and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law.


                     "THE SALE OF THE SECURITIES REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"). ANY TRANSFER OF SUCH SECURITIES WILL BE INVALID UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT IS IN EFFECT AS TO SUCH TRANSFER OR IN THE OPINION OF COUNSEL FOR THE ISSUER SUCH REGISTRATION IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE SECURITIES ACT."

              iii. Registration or Qualification of Securities. The Corporation may, but shall not be obligated to register or qualify the issuance of Awards and/or the sale of Shares under the Securities Act or any other applicable law. The Corporation shall not be obligated to take any affirmative action in order to cause the issuance of Awards or the sale of Shares under the plan to comply with any law.

              iv. Exchange of Certificates. If, in the opinion of the Corporation and its counsel, any legend placed on a stock certificate representing shares issued under the Plan is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Shares but lacking such legend.

       g. Execution. To record the adoption of the Plan in the form set forth above by the Board effective as of September 7, 1998, the Corporation has caused this Plan to be executed in the name and on behalf of the Corporation where provided below by an officer of the Corporation thereunto duly authorized.


                                     EXTEN INDUSTRIES, INC.

                                     By: /s/ Jerry G. Simek
                                     Jerry G. Simek, President

                                     ATTEST:

                                         /s/ W. Gerald Newmin
                                     W. Gerald Newmin, Chief Executive
                                     Officer and Secretary


Exhibit 5.1

JEFFERS, WILSON, SHAFF & FALK, LLP
ATTORNEYS AT LAW
18881 VON KARMAN AVENUE
SUITE 1400
IRVINE, CALIFORNIA 92612
TELEPHONE: (949) 660-7700
FACSIMILE: (949) 660-7799

October 12, 1998

Exten Industries, Inc.
9625 Black Mountain Road, Suite 218
San Diego, CA 92126
Attention: W. Gerald Newmin

Re:     Issuance of Shares Pursuant to S-8 Registration Statement

Dear Mr. Newmin:

This letter relates to the issuance of up to 5,000,000 shares of Common Stock, no par value (the "Shares"), of Exten Industries, a Delaware corporation (the "Company") registered pursuant to that Registration Statement on Form S-8, filed with the Securities and Exchange Commission on October 12, 1998 (the "Registration Statement"). You have requested that we deliver to you an opinion as to whether the Shares will have been duly authorized, validly issued, and, when issued, will be fully paid and nonassessable shares of Common Stock of the Company. We have also examined the Certificate of Incorporation, as amended, and such other corporate records, including the resolutions of the Company's Board of Directors, and such other documents as we have deemed necessary in order to express the opinion set forth below. In our examination we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity of all originals of all documents submitted to us as copies. As to questions of fact material to such opinion, we have relied upon statements and representations of the Company.

Our opinion is based on existing law which is subject to change either prospectively or retroactively. Relevant laws could change in a manner that could adversely affect the Company or its stockholders. We have no obligation to inform the Company of any such change in the law. We have not been requested to opine, and we have not opined, as to any issues other than those expressly set forth herein. This opinion extends only to questions relating to the validity of the Shares offered and sold under the Registration Statement. We express no opinion with respect to any other issue.

We are admitted to practice law in the State of California and our opinion is limited to federal law and the corporate laws of the State of California and the State of Delaware that affect such opinion. We express no opinion with respect to any other law or the laws of any other jurisdiction.

Assuming the Shares are issued and paid for in accordance with the terms of the offering described in the Registration Statement, including documents incorporated by reference thereto, and when certificates representing such Shares have been issued to the purchasers, based on the foregoing, we are of the opinion that the Shares will have been duly authorized, validly issued, and will be fully paid and nonassessable shares of Common Stock of the Company.

For purposes of rendering this opinion we have made such legal and factual inquiries as we have deemed necessary under the circumstances. Although we have not independently verified all of the facts relied upon for purposes hereof, nothing has come to our attention that has led us to believe that the facts are other than as stated herein or that there exist other material facts not considered.

Our Opinion contained herein is solely for the benefit of the Company and may be relied upon by the Company only in connection with the Registration Statement. In this regard, we hereby consent to the filing of this opinion, including this consent, as an exhibit to the Registration Statement.

Very truly yours,




/s/ Jeffers, Wilson, Shaff & Falk, LLP
Jeffers, Wilson, Shaff & Falk, LLP


EXHIBIT 23.1



     CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on form S-8 being filed by Exten Industries, Inc. (the "Company") of our report dated February 9, 1998 (which includes an explanatory paragraph as to the Company's ability to continue as a going concern) appearing in the Company's Annual Report on Form 10-KSB (the "Form 10-KSB") for the fiscal year ended November 30,1997 on our audits of the financial statements of the Company as of November 30, 1997 and for the years ended November 30,1997 and 1996 also appearing in the Form 10-KSB.

/s/ J.H. Cohn LLP
J.H. Cohn LLP


San Diego, California
October 1, 1998